SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2010

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2010, the Board of Directors of CIGNA Corporation, upon the recommendation of its Corporate Governance Committee, approved amendments to Article III, Section 14 of the By-Laws to clarify that:

•	to the extent provided by the Board of Directors in a resolution, the Executive Committee may exercise all the powers and authority of the Board; and

•	the Executive Committee’s power and authority to act is limited by statute, the Certificate of Incorporation or by the By-Laws, as applicable.

The Board of Directors also approved an amendment to the By-Laws that deleted a reference to the Executive Committee’s powers relative to the powers and authority of other Committees created by the Board.

The amendments to the By-Laws took effect on the same day as Board approval.  The description of the amendments to CIGNA's By-Laws is qualified in its entirety by reference to the full text of the By-Laws, as amended (with deletions indicated by strikeout and additions indicated by underline) attached as Exhibit 3.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date:	October 26, 2010	By:	/s/ Carol Ann Petren
Carol Ann Petren
Executive Vice President,
General Counsel and
Corporate Secretary

Index to Exhibits

Number	Description	Method of Filing

3.1	By-Laws of the	Filed herewith.
registrant, as amended
October 20, 2010.